Product supplement no. 49-III To prospectus dated December 1, 2005 and prospectus supplement dated October 12, 2006	Registration Statement No. 333-130051 Dated December 17, 2007 Rule 424(b)(2)

JPMorgan Chase & Co.
Principal Protected Notes Linked to the Performance of a Weighted Basket of Currencies or Currency Relative to a Reference Currency

General

  JPMorgan Chase & Co. may offer and sell principal protected notes linked to the performance of a weighted Basket of currencies or currency relative to a Reference Currency from time to time. This product supplement no. 49-III describes terms that will apply generally to the principal protected notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are the senior unsecured obligations of JPMorgan Chase & Co.
  Payment is linked to the performance of a weighted Basket of currencies or currency relative to a Reference Currency as described below.
  Unless otherwise specified in the relevant terms supplement, full principal protection if the notes are held to maturity.
  Unless otherwise specified in the relevant terms supplement, cash payment at maturity of principal (or a portion of principal if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount.
  The Additional Amount will depend on the Basket Return and the specific terms of the notes as set forth in the relevant terms supplement. Unless otherwise specified, for notes with no Knock-In Levels, the Additional Amount per $1,000 principal amount note will equal (A) $1,000 x the Basket Return x the Participation Rate, but will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable, or (B) an amount calculated according to the formula in clause (A), unless the Basket Closing Level exceeds a specified level (which we refer to as the Knock-Out Level) on one of the business days specified in the relevant terms supplement, in which case the Additional Amount will equal $1,000 x the Knock-Out Rate, or (C) if the Ending Basket Level is greater than or equal to the Starting Basket Level, a fixed amount specified in the relevant terms supplement (which amount we refer to as the Fixed Payment) and otherwise zero (or the Minimum Return, if applicable). Unless otherwise specified, for notes with Knock-In Levels, the Additional Amount per $1,000 principal amount note will equal (A) if the Ending Basket Level is greater than the Upper Knock-In Level: ($1,000 x Knock-In Rate) +[$1,000 x (Basket Return – Knock-In Rate) x Participation Rate], provided that the Additional Amount will not be greater than the Maximum Return, if applicable, or (B) if the Ending Basket Level is greater than or equal to the Lower Knock-In Level and less than or equal to the Upper Knock-In Level, $1,000 x Knock-In Rate, or (C) if the Ending Basket Level is less than the Lower Knock-In Level, zero (or the Minimum Return, if applicable).
  In addition to a cash payment at maturity of the applicable principal amount (or a portion of the applicable principal amount, if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount, if any, the notes may pay interest prior to maturity, as specified in the relevant terms supplement.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-21.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
  Investing in the notes is not equivalent to investing in the Basket, any of the Basket Currencies or any other instruments linked to any such Basket Currency.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket Currencies

The Basket Currencies or Basket Currency will be specified in the relevant terms supplement. In certain cases (as specified in the relevant terms supplement), only one Basket Currency may compose the entire Basket. We refer to such Basket Currency or Basket Currencies generally as Basket Currencies in this product supplement.

Basket Currency Weight:

The relative weights of the Basket Currencies will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, assuming there are four Basket Currencies, the relevant terms supplement may specify that each Basket Currency has an equal weight in the Basket, in which case each Basket Currency makes up 1/4 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the four Basket Currencies. If there is only one Basket Currency, that Basket Currency will be weighted as 100% of the Basket.

Reference Currency:	The Reference Currency will be specified in the relevant terms supplement.
Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount, which may be zero (or may equal the Minimum Return, if applicable).

Additional Amount (Notes without a Knock-Out Level, a Fixed Payment, or Knock-In Levels):

Unless otherwise specified in the relevant terms supplement, for notes without a Knock-Out Level, a Fixed Payment, or Knock-In Levels, the Additional Amount per $1,000 principal amount note paid at maturity will equal, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

Additional Amount (Notes with a Knock-Out Level):	Unless otherwise specified in the relevant terms supplement, for notes with a Knock-Out Level, the Additional Amount per $1,000 principal amount note paid at maturity will equal:
(1)

If the Basket Closing Level is less than the Knock-Out Level on each of the currency business days specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or

(2)

If the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the currency business days specified in the relevant terms supplement, which we refer to as a Knock-Out Event, $1,000 x the Knock-Out Rate.

Additional Amount (Notes with a Fixed Payment):	Unless otherwise specified in the relevant terms supplement, for notes with a Fixed Payment, the Additional Amount per $1,000 principal amount note paid at maturity will equal:
(1) If the Ending Basket Level is greater than or equal to the Starting Basket Level, an amount specified in the relevant terms supplement; or
(2) If the Ending Basket Level is less than the Starting Basket Level, zero (or the Minimum Return, if applicable).
Additional Amount (Notes with Knock-In Levels):	Unless otherwise specified in the relevant terms supplement, for notes with Knock-In Levels, the Additional Amount per $1,000 principal amount note paid at maturity will equal:
(1)

If the Ending Basket Level is greater than the Upper Knock-In Level:

($1,000 x Knock-In Rate) +[$1,000 x (Basket Return – Knock-In Rate) x Participation Rate], provided that the Additional Amount will not be greater than the Maximum Return, if applicable; or

(2) If the Ending Basket Level is greater than or equal to the Lower Knock-In Level and less than or equal to the Upper Knock-In Level, $1,000 x the Knock-In Rate; or
(3) If the Ending Basket Level is less than the Lower Knock-In Level, zero (or the Minimum Return, if applicable).
Minimum Return:	If applicable, then the Additional Amount will equal at least the amount specified as the Minimum Return in the relevant terms supplement.
Maximum Return:	If applicable, then the Additional Amount will equal no more than the amount specified as the Maximum Return in the relevant terms supplement.
Other Terms:

In each case if applicable, the Participation Rate, Knock-Out Level, Knock-Out Rate, Knock-Out Event, Fixed Payment, Upper Knock-In Level, Lower Knock-In Level, Knock-In Rate, Interest Rate, Partial Principal Protection Percentage, Interest Period, Interest Determination Dates and/or Interest Payment Date(s) will be set forth in the relevant terms supplement.

Basket Return:	Unless otherwise specified in the relevant terms supplement:
Ending Basket Level – Starting Basket Level Starting Basket Level
Starting Basket Level:

Unless otherwise specified in the relevant terms supplement, set equal to 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other relevant date as specified in the relevant terms supplement.

Ending Basket Level:

The Basket Closing Level on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

Basket Currency Return:

Unless otherwise specified in the relevant terms supplement, for each Basket Currency, on any currency business day, the Basket Currency Return reflects the performance of such Basket Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such currency business day.

Unless otherwise specified in the relevant term supplement, for each Basket Currency, on any currency business day, the “Basket Currency Return” will be calculated as follows:

Basket Currency Return =	Ending Spot Rate - Starting Spot Rate Starting Spot Rate
Starting Spot Rate:

Unless otherwise specified in the relevant terms supplement, for each Basket Currency, the Starting Spot Rate is the Spot Rate on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates on each of the Initial Averaging Dates.

Ending Spot Rate:	Unless otherwise specified in the relevant terms supplement, for each Basket Currency, on any currency business day, the Ending Spot Rate is the Spot Rate on such currency business day.
Spot Rate:

Unless otherwise specified in the relevant terms supplement, for each Basket Currency, the “Spot Rate” on any currency business day will be either: (A) the Reference Currency per the Basket Currency’s spot rate in the interbank market, expressed as either (i) the amount of Reference Currency per one Basket Currency, as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Basket Currency per one unit of Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (B) the Basket Currency per the Reference Currency’s spot rate in the interbank market, expressed as either (i) the amount of Basket Currency per one Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Reference Currency per one unit of Basket Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page. The relevant terms supplement will specify whether the Spot Rate is expressed as the Reference Currency per the Basket Currency’s spot rate or the Basket Currency per the Reference Currency’s spot rate, whether the Reuters or Bloomberg spot rate is used, the relevant page on which the spot rate can be found, and the approximate time of the day at which the relevant page will be consulted to determine the spot rate.

Basket Closing Level:

Unless otherwise specified in the relevant terms supplement, the Basket Closing Level on any relevant currency business day will be calculated by adding the Starting Basket Level with, for each Basket Currency, the product of the Starting Basket Level multiplied by the Basket Currency Return for that Basket Currency multiplied by the Basket Currency Weight for that Basket Currency.

This calculation can be demonstrated as follows:

100 * [1 + (Basket Currency Return1 * Basket Currency Weight1 + Basket Currency Return2 * Basket Currency Weight2 + … Basket Currency ReturnN + Basket Currency WeightN) where N is the number of Basket Currencies.

Basket Valuation Date(s):

The Ending Basket Level will be calculated on either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Basket Valuation Dates in this product supplement. Any Basket Valuation Date is subject to postponement as described under “Description of Notes — Payment at Maturity.”

Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement as described under “Description of Notes — Payment at Maturity.”
Maturity Date:	As specified in the relevant terms supplement, the maturity date of the notes is subject to postponement as described under “Description of Notes — Payment at Maturity.”
Knock-Out Event:	For notes with a Knock-Out Level, the relevant terms supplement may specify any business day(s) during the term of the notes as the day(s) on which a Knock-Out Event can occur.

Investing in the Principal Protected Notes involves a number of risks. See “Risk Factors” beginning on page PS-8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 49-III, the accompanying prospectus supplement and prospectus, or any related terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

December 17, 2007

        In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, this product supplement no. 49-III and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and this product supplement no. 49-III and with respect to JPMorgan Chase & Co. This product supplement no. 49-III, together with the relevant terms supplement and the accompanying prospectus and prospectus supplement, contain the terms of the notes and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, this product supplement no. 49-III and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

        The notes described in the relevant terms supplement and this product supplement no. 49-III are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the National Association of Securities Dealers, Inc. and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 49-III and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

        In this product supplement no. 49-III and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

i

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 49-III nor the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 49-III nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 49-III and accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

ii

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

This product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

This product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

iii

The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

iv

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

v

5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

vi

Singapore

Neither this product supplement no. 49-III nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 49-III, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

vii

DESCRIPTION OF NOTES

        The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 49-III have the meanings assigned in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The term “note” refers to each $1,000 principal amount of our Principal Protected Notes Linked to the Performance of a Weighted Basket of Currencies or Currency Relative to a Reference Currency.

General

        The Principal Protected Notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to the performance of a weighted Basket of currencies or currency relative to a Reference Currency. The notes are a series of securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

        Unless otherwise specified in the relevant terms supplement, the notes will not pay interest or a fixed amount at maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket over the term of the notes, calculated in accordance with the applicable formula as set out below. Unless otherwise specified in the relevant terms supplement, we will pay you at maturity at least the principal amount of $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage) for each $1,000 principal amount note and, if specified in the relevant terms supplement, accrued and unpaid interest, and/or Minimum Return.

        The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

        The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

        The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 49-III. The terms described in that document supplement those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

PS-1

Payment at Maturity

        The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Basket Valuation Date is postponed as described below. We will specify, in each case if applicable, the Participation Rate, Partial Principal Protection Percentage, Minimum Return, Maximum Return, Knock-Out Level, Knock-Out Rate, Fixed Payment, Upper Knock-In Level, Lower Knock-In Level, and Knock-In Rate and the relevant terms of any such payment terms in the relevant terms supplement.

        Your return on the notes will be linked to the performance of a weighted Basket of currencies or currency (each a “Basket Currency” and together, the “Basket Currencies”) relative to a reference currency (the “Reference Currency”). The Basket Currencies and Reference Currency will be specified in the relevant terms supplement. In addition, the relative weights of the Basket Currencies (each a “Basket Currency Weight” and together, the “Basket Currency Weights”) will be specified in the relevant terms supplement and will be fixed for the term of the notes. For example, assuming there are four Basket Currencies, the relevant terms supplement may specify that each Basket Currency has an equal weight in the Basket, in which case each Basket Currency makes up 1/4 of the value of the Basket, or the relevant terms supplement may specify a different weighting for each of the four Basket Currencies. In certain cases, only one Basket Currency may compose the entire Basket. In the event that there is only one Basket Currency in the Basket, that Basket Currency will be weighted as 100% of the Basket.

        Unless otherwise specified in the relevant terms supplement, at maturity you will receive a cash payment for each $1,000 principal amount note of $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount as described below, which amount may be zero unless a Minimum Return applies.

        Unless otherwise specified in the relevant terms supplement, for notes with no Knock-Out Level, Fixed Payment or Knock-In Levels, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal, $1,000 x the Basket Return x the Participation Rate, provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable.

        The “Partial Principal Protection Percentage” will be a percentage less than 100%, as specified in the relevant terms supplement.

        The “Participation Rate” will be a percentage, which may be more or less than 100%, as specified in the relevant terms supplement.

        The “Minimum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

        The “Maximum Return” will be a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

        Unless otherwise specified in the relevant terms supplement, for notes with a Knock-Out Level, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal:

(1)	if the Basket Closing Level is less than the Knock-Out Level on each of the currency business days specified in the relevant terms supplement, $1,000 x the Basket Return x the Participation Rate; provided that the Additional Amount will not be less than zero (or the Minimum Return, if applicable) or greater than the Maximum Return, if applicable; or

(2)	if the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the currency business days specified by the relevant terms supplement, which we refer to as a “Knock-Out Event,” $1,000 x the Knock-Out Rate.

PS-2

        The “Knock-Out Level” will be a percentage of the Starting Basket Level or a fixed level of the Basket as specified in the relevant terms supplement.

        The “Knock-Out Rate” will be a percentage as specified in the relevant terms supplement.

        A “Knock-Out Event” occurs when the Basket Closing Level is greater than or equal to the Knock-Out Level on any of the currency business days specified in the relevant terms supplement. For example, the terms supplement may specify a single Basket Valuation Date as the only currency business day on which a Knock-Out Event can occur, or the terms supplement may specify that a Knock-Out Event can occur on any currency business day during the term of the notes.

        Unless otherwise specified in the relevant terms supplement, for notes with a Fixed Payment, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal:

(1)	if the Ending Basket Level is greater than or equal to the Starting Basket Level, the Fixed Payment; or

(2)	if the Ending Basket Level is less than the Starting Basket Level, zero (or the Minimum Return, if applicable).

        The “Fixed Payment” is a fixed dollar amount per $1,000 principal amount note as specified in the relevant terms supplement.

        Unless otherwise specified in the relevant terms supplement, for notes with Knock-In Levels, the “Additional Amount” per $1,000 principal amount note paid at maturity will equal:

(1)	If the Ending Basket Level is greater than the Upper Knock-In Level:

        ($1,000 x Knock-In Rate) + [$1,000 x (Basket Return – Knock-In Rate) x Participation Rate], provided that the Additional Amount will not be greater than the Maximum Return, if applicable; or

(2)	If the Ending Basket Level is greater than or equal to the Lower Knock-In Level and less than or equal to the Upper Knock-In Level, $1,000 x the Knock-In Rate; or

(3)	If the Ending Basket Level is less than the Lower Knock-In Level, zero (or the Minimum Return, if applicable).

        The “Upper Knock-In Level” will be a percentage of the Starting Basket Level or a fixed level of the Basket as specified in the relevant terms supplement.

        The “Lower Knock-In Level” will be a percentage of the Starting Basket Level or a fixed level of the Basket as specified in the relevant terms supplement.

        We refer to the Upper Knock-In Level and the Lower Knock-In Level collectively as the “Knock-In Levels.”

        The “Knock-In Rate” will be a percentage as specified in the relevant terms supplement.

        Unless otherwise specified in the relevant terms supplement, the “Basket Return,” as calculated by the calculation agent, is the percentage change of the Basket calculated by comparing the Ending Basket Level to the Starting Basket Level. The Basket Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Basket Return =	Ending Basket Level - Starting Basket Level Starting Basket Level

        Unless otherwise specified in the relevant terms supplement, the “Starting Basket Level” will be set to equal 100 on the pricing date, the final Initial Averaging Date, if applicable, or on such other date as specified in the relevant terms supplement.

PS-3

        The “Ending Basket Level” is equal to the Basket Closing Level on the Observation Date, or such other date as specified in the relevant terms supplement or an arithmetic average of the Basket Closing Levels on each of the Ending Averaging Dates.

        Unless otherwise specified in the relevant terms supplement, the “Basket Closing Level” on any relevant currency business day will be calculated as follows:

        100 * [1 + (Basket Currency Return1 * Basket Currency Weight1 + Basket Currency Return2 * Basket Currency Weight2 + … Basket Currency ReturnN + Basket Currency WeightN)], where N is the number of Basket Currencies.

        Unless otherwise specified in the relevant terms supplement, for each Basket Currency, on any currency business day, the Basket Currency Return reflects the performance of such Basket Currency, expressed as a percentage, from the relevant Starting Spot Rate to the relevant Ending Spot Rate on such business currency day.

        Unless otherwise specified in the relevant terms supplement, for each Basket Currency, on any currency business day, the “Basket Currency Return” will be calculated as follows:

Basket Currency Return =	Ending Spot Rate - Starting Spot Rate Starting Spot Rate

        Unless otherwise specified in the relevant terms supplement, for each Basket Currency, the “Starting Spot Rate” is the Spot Rate on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Spot Rates on each of the Initial Averaging Dates.

        Unless otherwise specified in the relevant terms supplement, for each Basket Currency, on any currency business day, the “Ending Spot Rate” is the Spot Rate on such currency business day.

        Unless otherwise specified in the relevant terms supplement, for each Basket Currency, the “Spot Rate” on any currency business day will be either: (A) the Reference Currency per the Basket Currency’s spot rate in the interbank market, expressed as either (i) the amount of Reference Currency per one Basket Currency, as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Basket Currency per one unit of Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (B) the Basket Currency per the Reference Currency’s spot rate in the interbank market, expressed as either (i) the amount of Basket Currency per one Reference Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page, or (ii) one divided by the amount of Reference Currency per one unit of Basket Currency, as reported by Reuters on the relevant page or by Bloomberg on the relevant page, or any Reuters or Bloomberg substitute page. The relevant terms supplement will specify whether the Spot Rate is expressed as the Reference Currency per the Basket Currency’s spot rate or the Basket Currency per the Reference Currency’s spot rate, whether the Reuters or Bloomberg spot rate is used, the relevant page on which the spot rate can be found, and the approximate time of the day at which the relevant page will be consulted to determine the spot rate.

        Unless otherwise specified in the relevant terms supplement, if (A) the amount of Reference Currency per one Basket Currency, or one divided by the amount of Basket Currency per one unit of Reference Currency, or (B) the amount of Basket Currency per one Reference Currency, or one divided by the amount of Reference Currency per one unit of Basket Currency, as applicable, used by the calculation agent to determine the Spot Rate for any Basket Currency on any Basket Valuation Date or Initial Averaging Date, if applicable, in each case that is a currency business day, is not available on the relevant Reuters or Bloomberg page or any relevant Reuters or Bloomberg substitute page, the Spot Rate used to determine the Ending Spot Rate for such Basket Currency will equal the noon buying rate in New York on the applicable Basket Valuation Date or Initial Averaging Date, if applicable, for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”).

PS-4

        Unless otherwise specified in the relevant terms supplement, a “currency business day,” with respect to a Basket Currency, is, (1) any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and (2) a day on which dealings in foreign currency in accordance with the practice of the foreign exchange market occurs in the location specified in the relevant terms supplement.

        The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.

        The Basket Valuation Date(s), which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.

        Unless otherwise specified in the relevant terms supplement, a “Rate Unavailability Date,” with respect to a Basket Currency, is a day on which the Spot Rate for such Basket Currency cannot be determined by reference to the relevant Reuters or Bloomberg page or any relevant Reuters or Bloomberg substitute page and the Noon Buying Rate for such Basket Currency is not announced.

        Unless otherwise specified in the relevant terms supplement, the “Rate Quotation Process” means the alternative determination of the Spot Rate described in this paragraph. If the Spot Rate for any Basket Currency is to be determined by the Rate Quotation Process, the Spot Rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at the Specified Time (as defined below) for the purchase or sale for deposits in the relevant currency by the New York offices of three leading banks engaged in the interbank market (selected in the sole discretion of the calculation agent) (the “Reference Banks”). If fewer than three Reference Banks provide spot quotations at the Specified Time, then the Spot Rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent at the Specified Time from two leading commercial banks in New York (selected in the sole discretion of the calculation agent), for the purchase or sale for deposits in the relevant currencies. If these spot quotations are available from only one bank, then the calculation agent, in its sole discretion, will determine which quotation is available and reasonable to be used. Notwithstanding the foregoing, if no spot quotation for such Basket Currency as described above is available, then the Spot Rate for such Basket Currency will be the rate that the calculation agent, in its sole discretion, determines to be fair and commercially reasonable under the circumstances at the Specified Time.

        The “Specified Time” means the applicable date and time specified below under “Notes with a Maturity of More Than One Year” or “Notes with a Maturity of Not More Than One Year,” as applicable, relating to the Rate Quotation Process if a Basket Valuation Date or an Initial Averaging Date, if applicable, is not a currency business day or is a Rate Unavailability Date with respect to any Basket Currency.

        The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If the final Basket Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Basket Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.

        We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable at maturity and on the interest payment dates, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

PS-5

        A “business day” is, unless otherwise specified in the relevant terms supplement any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

        Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Notes with a Maturity of More Than One Year

        If (A) a Basket Valuation Date or an Initial Averaging Date, if applicable, is (1) not a currency business day with respect to any Basket Currency or (2) a Rate Unavailability Date with respect to any Basket Currency (any such Basket Currency affected by a non-currency business day or a Rate Unavailability Date, a “Disrupted Basket Currency”), the applicable Basket Valuation Date or Initial Averaging Date will be the later of (x) in the case of a postponement due to a non-currency business day, the immediately succeeding currency business day for such Disrupted Basket Currency (subject to further postponement as described in (y) below if such day is a Rate Unavailability Date for such Disrupted Basket Currency) and (y) in the case of a postponement due to a Rate Unavailability Date, the immediately succeeding currency business day for such Disrupted Basket Currency; provided that if a Basket Valuation Date or an Initial Averaging Date, if applicable, is postponed, the Basket Closing Level on such Basket Valuation Date or Initial Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Basket Currency (other than any such Disrupted Basket Currency) on the originally scheduled Basket Valuation Date or Initial Averaging Date, as applicable, (ii) in connection with any postponement due to a non-currency business day for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency on the immediately succeeding currency business day (or if such immediately succeeding business day is a Rate Unavailability Date, the Spot Rate as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the second currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable) and (iii) in connection with any postponement due to a Rate Unavailability Date for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable.

        In no event, however, will any Basket Valuation Date or Initial Averaging Date, if applicable, be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date or Initial Averaging Date, as applicable. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date or Initial Averaging Date is (1) not a currency business day with respect to any Disrupted Basket Currency or (2) a Rate Unavailability Date with respect to any Disrupted Basket Currency, the calculation agent will determine, unless otherwise specified in the relevant terms supplement, the applicable Spot Rate for any such Disrupted Basket Currency for such date using the Rate Quotation Process at approximately 2:00 p.m., New York City time, on such day.

Notes with a Maturity of Not More Than One Year

        If (A) a Basket Valuation Date or an Initial Averaging Date, if applicable, is (1) not a currency business day with respect to any Basket Currency or (2) a Rate Unavailability Date with respect to any Basket Currency (any such Basket Currency affected by a non-currency business day or a Rate Unavailability Date, a “Disrupted Basket Currency”), the applicable Basket Valuation Date or Initial Averaging Date will be the later of (x) in the case of a postponement due to a non-currency business day, the immediately succeeding currency business day for such Disrupted Basket Currency (subject to further postponement as described in (y) below if such day is a Rate Unavailability Date for such Disrupted Basket Currency) and (y) in the case of a postponement due to a Rate Unavailability Date, the immediately succeeding currency business day for such Disrupted Basket Currency; provided that no Basket Valuation Date, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the maturity date, but not both) after the issue date (the last date that could serve as the final Basket Valuation Date without causing the maturity date to be more than one year after the issue date, the “Final Disrupted

PS-6

Valuation Date”); and provided, further, that if a Basket Valuation Date or an Initial Averaging Date, if applicable, is postponed, the Basket Closing Level on such Basket Valuation Date or Initial Averaging Date, as postponed, will be determined by using (i) the applicable Spot Rate for each Basket Currency (other than any such Disrupted Basket Currency) on the originally scheduled Basket Valuation Date or Initial Averaging Date, as applicable, (ii) in connection with any postponement due to a non-currency business day for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency on the immediately succeeding currency business day (or if such immediately succeeding business day is a Rate Unavailability Date, the Spot Rate as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the second currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable) and (iii) in connection with any postponement due to a Rate Unavailability Date for a Disrupted Basket Currency, the Spot Rate for any such Disrupted Basket Currency as determined by the Rate Quotation Process at approximately 11:00 a.m., New York City time, on the currency business day immediately following such Basket Valuation Date or Initial Averaging Date, as applicable.

        In no event, however, will any Basket Valuation Date or Initial Averaging Date, if applicable, be postponed more than ten business days following the date originally scheduled to be such Basket Valuation Date or Initial Averaging Date, as applicable. If the tenth business day following the date originally scheduled to be the applicable Basket Valuation Date or Initial Averaging Date is (1) not a currency business day with respect to any Disrupted Basket Currency or (2) a Rate Unavailability Date with respect to any Disrupted Basket Currency, the calculation agent will determine, unless otherwise specified in the relevant terms supplement, the applicable Spot Rate for any such Disrupted Basket Currency for such date using the Rate Quotation Process at approximately 2:00 p.m., New York City time, on such day.

        Notwithstanding the foregoing, if any Basket Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Basket Valuation Date that is not the final Basket Valuation Date as if it were the final Basket Valuation Date), and such Final Disrupted Valuation Date is (1) not a currency business day with respect to any Disrupted Basket Currency or (2) a Rate Unavailability Date with respect to any Disrupted Basket Currency, the calculation agent will determine, unless otherwise specified in the relevant terms supplement, the applicable Spot Rate for any such Disrupted Basket Currency for such date using the Rate Quotation Process at approximately 2:00 p.m., New York City time, on such day. For the avoidance of doubt, in no event will any Basket Valuation Date occur after the Final Disrupted Valuation Date.

Interest Payments

        If the relevant terms supplement specifies that the notes will bear interest, the notes will bear interest at the rate per annum, or such other rate or rates, as specified in such terms supplement. Under these circumstances, interest will accrue from the issuance date of the notes to but excluding the maturity date. Interest will be paid in arrears on each date specified in the relevant terms supplement (each such date an “Interest Payment Date”) to and excluding the maturity date, to the holders of record at the close of business on the date 15 calendar days prior to that Interest Payment Date, whether or not such fifteenth calendar day is a business day, unless otherwise specified in the relevant terms supplement. Interest on the notes will be calculated based on a 360-day year of twelve 30-day months, unless otherwise specified in the relevant terms supplement. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next interest payment period will commence as if the payment had not been delayed.

        If the maturity date is adjusted as described above, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

PS-7

RISK FACTORS

        Your investment in the notes will involve certain risks. The notes may not pay interest or guarantee any return of principal prior to maturity unless otherwise specified in the relevant terms supplement. Investing in the notes is not equivalent to investing directly in the Basket or the Basket Indices. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes differ from conventional debt securities.

        The terms of the notes differ from those of conventional debt securities in that we may not pay interest on the notes or, if we do pay interest, a significant portion of your total payment at maturity may be based on the performance of the Basket rather than the interest rate we will pay you. Where the relevant terms supplement does not provide for interest payments, if the Ending Basket Level does not exceed, or in certain cases, equal, the Starting Basket Level (or Lower Knock-In Level, if applicable), and if the Basket Closing Level is less than the Knock-Out Level, if any, on each of the business days specified in the relevant terms supplement, at maturity you will receive only $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage), plus the Minimum Return, if any, for each $1,000 principal amount note, unless otherwise specified in the relevant terms supplement. Therefore, the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security. The return at maturity of only the applicable principal amount (or a portion of the applicable principal amount, if the relevant terms supplement specifies a Partial Principal Protection Percentage) of each note (plus the Minimum Return, if any) will not compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The notes may not pay more than the applicable principal amount, and accrued and unpaid interest, if applicable, at maturity.

        If the Ending Basket Level is less than, or, in certain cases, equal to the Starting Basket Level, (or Lower Knock-In Level, if applicable) and the Basket Closing Level is less than the Knock-Out Level, if any, on all of the business days specified in the relevant terms supplement, you will receive only the applicable interest payments, if any, set forth in the relevant terms supplement and, unless otherwise specified in the relevant terms supplement, $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage), plus the Minimum Return, if any, for each $1,000 principal amount note you hold at maturity. This will be true even if the value of the Basket was higher than the Starting Basket Level (or Lower Knock-In Level, if applicable) at some time during the life of the notes but later falls below the Starting Basket Level (or Lower Knock-In Level, if applicable). Because the notes may accrue interest at an interest rate lower than that payable for other debt securities issued by us with a comparable maturity, the return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity. This return may not fully compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

PS-8

Your investment in the notes may result in a loss if a Partial Principal Protection Percentage is applicable.

        If the relevant terms supplement specifies that a Partial Principal Protection Percentage will apply to the notes, you may receive a payment at maturity in an amount less than $1,000 for each $1,000 principal amount note. For notes with partial principal protection, at maturity you will receive a cash payment for each $1,000 principal amount note of the Partial Principal Protection Percentage x $1,000, plus the Additional Amount, which may be zero. For notes without Knock-In Levels and partial principal protection, you will receive less than $1,000 for each $1,000 principal amount note if the Ending Basket Level declines from the Starting Basket Level. For notes with Knock-In Levels and partial principal protection, you will receive less than $1,000 for each $1,000 principal amount note if the Ending Basket Level is less than the Lower Knock-In Level. If the Lower Knock-In Level is set at a level that is greater than the Starting Basket Level, you may receive less than $1,000 for each $1,000 principal amount note, even though the Ending Basket Level has increased from the Starting Basket Level.

The appreciation potential of the notes will be limited by the Knock-Out Level, if applicable.

        If the notes have a Knock-Out Level, the appreciation potential of the notes is limited by the Knock-Out Level and the corresponding maximum Basket Return. For example, if the Knock-Out Level equals 125% of the Starting Basket Level and the Knock-Out Rate is 25%, the appreciation potential of the notes is limited to 25%. Once the Basket Closing Level equals or exceeds the Knock-Out Level, the appreciation potential of the notes is limited to the Knock-Out Rate, even if the Basket Return is greater than the Knock-Out Rate. For notes with a Knock-Out Level, if the Basket Closing Level is greater than or equal to the Knock-Out Level on any currency business day specified in the relevant terms supplement, the return on the notes will equal the Knock-Out Rate multiplied by the applicable principal amount of the notes and will not be determined by reference to the Basket Return. This return may not compensate you for any loss in value due to inflation and other factors relating to the value of money over time. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the Basket Currencies or contracts relating to the Basket Currencies. Under these circumstances, your return will not reflect any potential increase in the Ending Basket Level, as compared to the Starting Basket Level, of greater than the Knock-Out Rate.

The Ending Basket Level may be less than the level of the Basket at other times during the term of the notes.

        Because the Ending Basket Level is calculated based on the Basket Closing Level on one or more Basket Valuation Dates during the term of the notes, the level of the Basket at various other times during the term of the notes could be higher than the Ending Basket Level. This difference could be particularly large if there is a significant increase in the level of the Basket before and/or after the Basket Valuation Date(s) or if there is a significant decrease in the level of the Basket around the time of the Basket Valuation Date(s) or if there is significant volatility in the Basket level during the term of the notes (especially on dates near the Basket Valuation Date(s)). For example, when the Basket Valuation Date is near the end of the term of the notes, then if the Basket level increases or remains relatively constant and then decreases below the Starting Basket Level (or Lower Knock-In Level, if applicable), the Ending Basket Level may be significantly less than if it were calculated on a date earlier than the Basket Valuation Date(s). Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket Currencies or contracts relating to the Basket Currencies for which there is an active secondary market.

PS-9

The appreciation potential of the notes will be limited by the Fixed Payment, if applicable.

        If the notes have a Fixed Payment, the appreciation potential of the notes is limited to the appreciation represented by such Fixed Payment, even if the appreciation in the Basket would, but for the Fixed Payment, result in the payment of a greater Additional Amount at maturity. If the Ending Basket Level is greater than or equal to the Starting Basket Level, the return on the notes will equal the Fixed Payment and will not be determined by reference to the Basket Return. This return will be limited regardless of the appreciation of the Basket, which may be significant. Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Basket Currencies individually or contracts relating to the Basket Currencies for which there is an active secondary market.

For notes with Knock-In Levels, the Additional Amount may be zero even though the Ending Basket Level is greater than the Starting Basket Level.

        For notes with Knock-In Levels, the relevant terms supplement may specify a Lower Knock-In Level that is higher than the Starting Basket Level. In such a scenario, your Additional Amount will be positive only if the Ending Basket Level is greater than the Lower Knock-In Level. Thus, if the Lower Knock-In Level is set at a level greater than the Starting Basket Level, the Additional Amount per $1,000 principal amount note may be zero, even though the Ending Basket Level has increased from the Starting Basket Level.

For notes with Knock-In Levels, if the Ending Basket Level is greater than or equal to the Lower Knock-In Level and less than or equal to the Upper Knock-In Level, the appreciation potential of the notes will be limited by the Knock-In Rate, if applicable.

        For notes with Knock-In Levels, the Ending Basket Level is greater than or equal to the Lower Knock-In Level and less than or equal to the Upper Knock-In Level, the appreciation potential of the notes is limited to the appreciation represented by such Knock-In Rate, even if the appreciation in the Basket would, but for the Knock-In Rate, result in the payment of a greater Additional Amount at maturity. Under these circumstances, the return on the notes will equal the Knock-In Rate and will not be determined by reference to the Basket Return. Therefore, under these circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the Basket Currencies or contracts relating to the Basket Currencies for which there is an active secondary market.

The appreciation potential of the notes will be limited by the Maximum Return, if applicable.

        If the notes have a Maximum Return, the appreciation potential of the notes is limited to the fixed dollar amount per $1,000 principal amount note specified in the relevant terms supplement as the Maximum Return. The Additional Amount will equal no more than the Maximum Return. Accordingly, the appreciation potential of the notes will be limited to the Maximum Return even if the Additional Amount calculated with reference to the Basket Return and Participation Rate (and Upper Knock-In Level and Knock-In Rate for notes with Knock-In Levels) would be greater than the Maximum Return.

PS-10

The Basket Currencies may not be equally weighted.

Unless otherwise specified in the relevant terms supplement, the notes will be linked to a weighted Basket of currencies, each of which may have a different weight in determining the value of the Basket, depending on the Basket Currency Weights specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Basket will consist of four Basket Currencies, with the applicable Basket Currency Weights being 40%, 30%, 20% and 10%, respectively. One consequence of such an unequal weighting of the Basket Currencies is that the same percentage change in two of the Basket Currencies may have different effects on the Basket Closing Level. For example, if the Basket Currency Weight for Basket Currency A is greater than the Basket Currency Weight for Basket Currency B, a 5% decrease in Basket Currency A will have a greater effect on the Basket Closing Level than a 5% decrease in Basket Currency B.

Changes in the value of the Basket Currencies or in the value of the Reference Currency may offset each other.

        The notes are linked to the performance of the Basket Currencies relative to the Reference Currency. Movements in the exchange rates of the Basket Currencies may not correlate with each other. At a time when the exchange rates of one of the Basket Currencies increases, the exchange rates of another Basket Currency may not increase as much or may decline. Therefore, in calculating the Ending Basket Level, increases in the exchange rates of one or more of the Basket Currencies may be moderated, or more than offset, by lesser increases or declines in the exchange rates of one or more other Basket Currencies. For example, in an equally weighted Basket of four Basket Currencies, a 10% appreciation of each of the exchange rates of two of the Basket Currencies from the pricing date to the Basket Valuation Date(s) would be completely offset by a 10% depreciation in each of the exchange rates of the remaining Basket Currencies from the pricing date to the Basket Valuation Date(s). There can be no assurance that the Ending Basket Level will be higher than the Starting Basket Level (or Lower Knock-In Level, if applicable). Unless the relevant terms supplement provides for interest payments, a Knock-Out feature and/or a Minimum Return, if the Basket Return is flat or negative, or for notes with Knock-In Levels if the Ending Basket Level is less than the Lower Knock-In Level, you will only receive the principal amount (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) of your notes at maturity.

If the Participation Rate is less than 100%, the Additional Amount will be limited by the Participation Rate.

        If the Participation Rate is less than 100% and the Ending Basket Level exceeds the Starting Basket Level (or Upper Knock-In Level, if applicable), the Additional Amount you receive at maturity will equal only a percentage, as specified in the relevant terms supplement, of the Basket performance above the Starting Basket Level, or for notes with Knock-In Levels, the Knock-In Rate plus only a percentage, as specified in the relevant terms supplement, of the difference between the Basket Return and the Knock-In Rate. Under these circumstances, the Additional Amount you receive at maturity will not fully reflect the performance of the Basket.

The notes are designed to be held to maturity.

        The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the date of the issuance of the notes. The potential returns described in any terms supplement assume that your notes are held to maturity.

PS-11

Secondary trading may be limited.

        Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.

        J.P. Morgan Securities Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. or another agent is willing to buy the notes. If at any time J.P. Morgan Securities Inc. does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The notes are subject to currency exchange risk.

        Foreign currency exchange rates vary over time, and may vary considerably during the term of the notes. The value of each Basket Currency and the Reference Currency is at any moment a result of the supply and demand for the currency. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the Basket Currencies’ countries, Reference Currency’s country, and economic and political developments in other relevant countries.

        Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments in the Basket Currencies’ and Reference Currency’s countries and between each country and its major trading partners; and

•	the extent of governmental surplus or deficit in the Basket Currencies’ and Reference Currency’s countries.

        All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the Basket Currencies’ and Reference Currency’s countries and those of other countries important to international trade and finance.

The liquidity, trading value and amounts payable under the notes could be affected by the actions of the governments of the originating nations of the Basket Currencies and Reference Currency.

        Foreign exchange rates can either be fixed by sovereign governments or floating. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the value of other currencies. However, governments do not always allow their currencies to float freely in response to economic forces. Governments use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the trading value of their respective currencies. They may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing the notes is that their liquidity, trading value and amounts payable could be affected by the actions of sovereign governments which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the notes in the event that exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of the issuance of a replacement currency or in the event of other developments affecting all the Basket Currencies, the Reference Currency or any other currency.

PS-12

Even though the Basket Currencies and Reference Currency are traded around-the-clock, if a secondary market for the notes develops, the notes may trade only during regular hours in the United States.

        The interbank market for the currencies comprising the basket and the U.S. dollar is a global, around-the-clock market and the Basket Currency and Reference Currency values are quoted 24 hours a day. Therefore, the hours of trading for the notes, if any, may not conform to the hours during which the Basket Currencies and the Reference Currency are traded. To the extent that U.S. markets are closed while the markets for other currencies remain open, significant price and rate movements may take place in the underlying foreign exchange markets, and thus in the Basket level, that will not be reflected immediately in the market price, if any, of the notes.

The absence of last-sale and other information about the currencies in the Basket may affect the price of the notes.

        There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the exchange rates used to calculate the Basket Return and therefore the Additional Amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign exchange markets.

        In addition, certain relevant information relating to the originating countries of the Basket Currencies or Reference Currency may not be as well known or as rapidly or thoroughly reported in the United States as comparable United States developments. Prospective purchasers of the notes should be aware of the possible lack of availability of important information that can affect the value of the Basket Currencies and the Reference Currency and must be prepared to make special efforts to obtain that information on a timely basis.

The Basket is not a recognized market index and may not accurately reflect global market performance.

        The Basket is not a recognized market index. The Basket was created solely for purposes of the offering of the notes and will be calculated solely during the term of the notes. The value of the Basket and, therefore, the Basket performance amount, however, will not be published during the term of the notes. The Basket does not reflect the performance of all major securities or currency markets, and may not reflect actual global market performance.

Changes in interest rate levels may affect the trading value of the notes.

        We expect that changes in interest rates will affect the trading value of the notes. In general, for a Basket Currency with a Spot Rate calculated as the Reference Currency per the Basket Currency’s spot rate, if interest rates of the country issuing the Reference Currency increase, we expect the trading value of the notes will decrease and, conversely, if the interest rates of the country issuing the Reference Currency decrease, we expect that the trading value of the notes will increase. For a Basket Currency with a Spot Rate calculated as the Basket Currency per the Reference Currency’s spot rate, if interest rates of the country issuing the Reference Currency increase, we expect the trading value of the notes will increase and, conversely, if the interest rates of the country issuing the Reference Currency decrease, we expect that the trading value of the notes will decrease. If interest rates increase or decrease in markets based on any Basket Currency, the trading value of the notes may be adversely affected. Interest rates may affect the economies of the countries issuing the Basket Currencies or the Reference Currency, and, in turn, the exchange rates and therefore the value of the Basket Currencies relative to the Reference Currency. Prior to maturity, the impact of interest rates of the country issuing the Reference Currency and the interest rates of the countries issuing the Basket Currencies may either offset or magnify each other.

PS-13

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

        Many economic and market factors will influence the value of the notes. We expect that, generally, the level of exchange rates of the Basket Currencies, relative to the Reference Currency and interest rates on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility in the Basket Currencies and Reference Currency;

•	the time to maturity of the notes;

•	interest and yield rates in the market generally as well as in each of the Basket Currencies’ and Reference Currency’s countries;

•	the exchange rate and the volatility of the exchange rate among each of the Basket Currencies;

•	changes in correlation (the extent to which the Basket Currency exchange rates increase or decrease to the same degree at the same time) between the Basket Currency exchange rates;

•	suspension or disruption of market trading in any or all of the Basket Currencies or Reference Currency;

•	economic, financial, political, regulatory or judicial events that affect the value of the Basket Currencies or Reference Currency or the economies of the originating countries of such currencies; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

        You cannot predict the future performance of any of the Basket Currencies based on their historical performance. The Ending Basket Level may be flat or negative as compared to the Starting Basket Level (or Lower Knock-In Level, if applicable), in which event you will only receive the principal amount (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) of your notes at maturity unless the relevant terms supplement provides for interest payments or includes a Knock-Out feature.

Suspensions or disruptions of market trading in the currency markets and related futures may adversely affect the Additional Amount at maturity and/or the market value of the notes.

        The currency markets are subject to temporary distortions or other disruptions due to various factors, including the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur in a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices may have the effect of precluding trading in a particular contract or forcing liquidation of contracts at disadvantageous times or prices. These circumstances could affect the value of the Basket Currencies and Reference Currency, the exchange rates and the Basket and, therefore, the Additional Amount at maturity and in the market value of the notes.

PS-14

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

        While the payment at maturity will be based on the applicable principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which J.P. Morgan Securities Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by J.P. Morgan Securities Inc., as a result of such compensation or other transaction costs.

We or our affiliates may have adverse economic interests to the holders of the notes.

        J.P. Morgan Securities Inc. and other affiliates of ours trade the Basket Currencies and the Reference Currency, and other financial instruments related to the Basket Currencies or the Reference Currency on a regular basis, for their accounts and for other accounts under their management. J.P. Morgan Securities Inc. and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Basket Currencies or the Reference Currency. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the level of the Basket Currencies and the Reference Currency and, accordingly, could affect the value of the notes and any Additional Amount payable to you at maturity.

        We or our affiliates may currently or from time to time engage in trading activities related to the Basket Currencies and the Reference Currency. In the course of this business, we or our affiliates may acquire non-public information with respect to such currency investments, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views with respect to such currency investments or regarding expected movements in exchange rates. Any prospective purchaser of notes should undertake an independent investigation of the Basket Currencies and the Reference Currency as in its judgment is appropriate to make an informed decision with respect to an investment in the notes

        Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level of the Basket Currencies and/or the Reference Currency. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

        We may have hedged our obligations under the notes through certain affiliates, who would expect to make a profit on such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

        J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Basket Return, the Basket Currency Return for each Basket Currency, the Additional Amount, if any, we will pay you at maturity and the Basket Closing Level, including the Starting Spot Rate and Ending Spot Rate for each Basket Currency as well as whether the Basket Closing Level is greater than or equal to the Knock-Out Level, for notes with a Knock-Out feature, on any business day during the term of the notes as specified in the relevant terms supplement, whether the Ending Basket Level is equal to or

PS-15

greater than the Starting Basket Level or, for notes with Knock-In Levels, whether the Ending Basket Level is greater than the Upper Knock-In Level, whether the Ending Basket Level is less than or equal to the Upper Knock-In Level and greater than or equal to the Lower Knock-In Level, whether the Ending Basket Level is less than the Lower Knock-In Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. The calculation agent will also be responsible for determining whether any of the Basket Currencies or the Reference Currency have been discontinued, whether there has been a material change in the method of calculation of any of the Basket Currencies or the Reference Currencies, including the determination of Spot Rate for a Basket Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable, and, if the notes bear interest, whether a day is an Interest Payment Date. In performing these duties, J.P. Morgan Securities Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where J.P. Morgan Securities Inc., as the calculation agent, is entitled to exercise discretion.

Currency disruptions may adversely affect your return.

        The relevant term sheet will specify whether the quotes for the Spot Rate for the Basket Currencies will be determined by reference to the amount of Reference Currency per one Basket Currency, or one divided by the amount of Basket Currency per one unit of Reference Currency, or the amount of Basket Currency per one Reference Currency, or one divided by the amount of Reference Currency per one unit of Basket Currency, in each case as reported by Reuters Group PLC (“Reuters”) on the relevant page or by Bloomberg, L.P. (“Bloomberg”) on the relevant page. If quotes for the Spot Rate for any Basket Currency on any Basket Valuation Date that is a currency business day, are not available in the interbank market as reported by Reuters or by Bloomberg, as applicable, the Spot Rate used to determine the Ending Spot Rate for such Basket Currency will equal the noon buying rate in New York on the applicable Basket Valuation Date for cable transfers in foreign currencies as announced by the Federal Reserve bank of New York for customs purposes. If this rate is not announced on that date, then the Spot Rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the calculation agent on the currency business day following the applicable Basket Valuation Date. If the Final Basket Valuation Date is postponed, the maturity date could be postponed as well, and your return could be adversely affected. See “General Terms of Notes –- Payment at Maturity.”

Generally, if the term of the notes is not more than one year, the notes will be treated as short-term debt instruments for U.S. federal income tax purposes.

        Generally, if the term of the notes is not more than one year (including either the issue date or the last possible date that the notes could be outstanding), we expect that the notes will be treated as “short-term” debt instruments for U.S. federal income tax purposes. No statutory, judicial or administrative authority directly addresses the treatment of notes or instruments similar to the notes for U.S. federal income tax purposes, and no ruling is being requested from the Internal Revenue Service with respect to the notes. As a result, certain aspects of the tax treatment of an investment in the notes are uncertain. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 49-III and consult your tax adviser regarding your particular circumstances.

PS-16

Generally, if the term of the notes is more than one year, the notes will be contingent payment debt instruments for U.S. federal income tax purposes.

        Generally, if the term of the notes is more than one year (including either the issue date or the last possible date that the notes could be outstanding, but not both), the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. As a result, you will generally be required to recognize interest income in each year at a “comparable yield,” even though we may not make any payments with respect to the notes until the maturity date. Interest included in income will increase your basis in the notes and the projected amount of stated interest, if any, will reduce your basis in the notes. Generally, amounts received on the maturity date or on earlier sale or disposition in excess of your basis will be treated as additional interest income while any loss will generally be treated as an ordinary loss to the extent of all previous inclusions with respect to the notes, which will be deductible against other income (e.g., employment and interest income) with the balance treated as capital loss, which may be subject to limitations. Losses may be subject to special reporting requirements. You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 49-III and consult your tax adviser regarding your particular circumstances.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

        If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

PS-17

USE OF PROCEEDS

        Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes. Unless otherwise specified in the relevant terms supplement, these commissions will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

        On or prior to the pricing date set forth in the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Basket Currencies, Reference Currency, or instruments whose value is derived from the Basket Currencies and/or Reference Currency. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially affect the Basket Return and thus the value of your notes and therefore effectively establish a higher level that the Basket must achieve for you to receive at maturity of the notes more than the applicable principal amount (or a portion of the principal amount if the relevant terms supplement specifies a Partial Principal Protection Percentage) of your notes (other than, if applicable, the Minimum Return). From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Currencies, Reference Currency, or instruments whose value is derived from the Basket Currencies or Reference Currency. Although we have no reason to believe that any of these activities will have a material impact on the value of any of the Basket Currencies or Reference Currency, we cannot assure you that these activities will not have such an effect.

        We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

PS-18

THE BASKET CURRENCIES

Historical Performance of the Currency Components

        We will provide historical information on the performance of Basket Currencies and the hypothetical Basket in the relevant terms supplement. You should not take any such historical data as an indication of future performance and we take no responsibility for the accuracy or completeness of such information.

Hypothetical returns on your notes

        The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical Ending Basket Levels and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

        Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical Ending Basket Levels on the scheduled Basket Valuation Dates could have on the hypothetical returns on your note, if held to the scheduled maturity date, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on Ending Basket Levels or closing levels of the Basket on other scheduled Basket Valuation Dates, in each case that may vary and on assumptions that may prove to be erroneous.

        The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in the Basket Currencies directly. Among other things, the return on the Basket Currencies is likely to have tax consequences that are different from an investment in your note.

        We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

PS-19

GENERAL TERMS OF NOTES

Calculation Agent

        J.P. Morgan Securities Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Ending Basket Level, the Basket Return, the Basket Currency Return for each Basket Currency, the Additional Amount, if any, we will pay you at maturity and the Basket Closing Level, including the Starting Spot Rate and Ending Spot Rate for each Basket Currency as well as whether the Basket Closing Level is greater than or equal to the Knock-Out Level, for notes with a Knock-Out feature, on any business day during the term of the notes as specified in the relevant terms supplement, whether the Ending Basket Level is equal to or greater than the Starting Basket Level or, for notes with Knock-In Levels, whether the Ending Basket Level is greater than the Upper Knock-In Level, whether the Ending Basket Level is less than or equal to the Upper Knock-In Level and greater than or equal to the Lower Knock-In Level, whether the Ending Basket Level is less than the Lower Knock-In Level and, if the notes bear interest, the amount of interest payable, if any, on any Interest Payment Date. The calculation agent will also be responsible for determining whether any of the Basket Currencies or Reference Currency have been discontinued, whether there has been a material change in the method of calculation of any of the Basket Currencies or Reference Currencies, including the determination of Spot Rate for a Basket Currency if the Spot Rate is not available on Reuters or Bloomberg, as applicable, and, if the notes bear interest, whether a day is an Interest Payment Date. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

        The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity and each Interest Payment Date, if applicable, on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date and each Interest Payment Date, if applicable.

        All calculations with respect to the Ending Basket Level, the Basket Return, and the Basket Currency Return for each Basket Currency will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., ..876545 would be rounded to .87655); all dollar amounts related to determination of the Additional Amount payable at maturity, if any, or the interest payment, if any, payable on any Interest Payment Date per $1,000 principal amount note will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

        Under the heading “Description of Debt Securities — Events of Default, Waiver, Debt Securities in Foreign Currencies” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Alternate Additional Amount Calculation in Case of an Event of Default

        Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be equal to $1,000 (or, Partial Principal Protection Percentage x $1,000, if the relevant terms supplement specifies a Partial Principal Protection Percentage) plus the Additional Amount, which will be calculated as if the date of acceleration were the final Basket Valuation Date plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Basket Valuation Date then, for each Basket Valuation Date scheduled to occur after the date of acceleration, the currency business days immediately preceding the date of acceleration (in such number equal to the number of Basket

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Valuation Dates in excess of one) will be the corresponding Basket Valuation Dates, unless otherwise specified in the relevant terms supplement. Upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

        If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

        Under the heading “Description of Debt Securities — Modification of the Indenture; Waiver of Compliance” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

        The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

        The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

        DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

        Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York in The City of New York.

        The Bank of New York or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York will also act as paying agent and may designate additional paying agents.

        Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York, but upon payment (with the giving of such indemnity as The Bank of New York may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

        The notes will be governed by and interpreted in accordance with the laws of the State of New York.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a general discussion of the principal U.S. federal income tax consequences of the acquisition, ownership and disposition of notes. This discussion applies to you if you are an initial holder of notes purchasing the notes at their issue price for cash and if you hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

        This summary is based on the Code, existing and proposed Treasury regulations, revenue rulings, administrative interpretations and judicial decisions, in each case as currently in effect, all of which are subject to change, possibly with retroactive effect. This summary does not address all aspects of the U.S. federal income taxation of the notes that may be relevant to you in light of your particular circumstances or if you are a holder of notes who is subject to special treatment under the U.S. federal income tax laws, such as:

•	a financial institution;

•	an insurance company;

•	a “regulated investment company” as defined in Code Section 851;

•	a “real estate investment trust” as defined in Code Section 856;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

•	a dealer in securities or foreign currencies;

•	a person holding the notes as part of a hedging transaction, “straddle,” conversion transaction, or integrated transaction, or who has entered into a “constructive sale” with respect to the notes;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

•	a trader in securities or foreign currencies who elects to apply a mark-to-market method of tax accounting; or

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

        As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the U.S. federal income tax consequences of owning and disposing of the notes, as well as any consequences under the laws of any state, local or foreign taxing jurisdiction.

        The following discussion does not apply to notes with a Fixed Payment or notes that may pay less than $1,000 per $1,000 principal amount note at maturity. Prospective holders of such notes will be provided with a supplemental disclosure statement in the relevant terms supplement, describing the tax consequences relating to such notes.

Tax Treatment of the Notes

        We expect to seek an opinion from Davis Polk & Wardwell, our special tax counsel, regarding the treatment of the notes as debt for U.S. federal income tax purposes. The relevant terms supplement will describe Davis Polk & Wardwell’s level of comfort on this issue, which will depend on the facts of the particular offering, its receipt of certain factual representations from us at the time of the relevant offering and any additional considerations that may be relevant to the particular offering. The following discussion describes the treatment of the notes assuming that Davis Polk & Wardwell has provided us an opinion that the notes will be treated as debt for U.S. federal income tax purposes.

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Tax Consequences to U.S. Holders

        The following discussion applies to you only if you are a “U.S. Holder” of notes. You are a “U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of not More than One Year

        If the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies. No statutory, judicial or administrative authority directly addresses the treatment of these notes or similar instruments for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the notes. As a result, certain aspects of the U.S. federal income tax consequences of an investment in these notes are uncertain.

    Tax Treatment Prior to Maturity

        Because the term of these notes is not more than one year, they will be treated as short-term obligations. Cash-method holders will not be required to recognize income with respect to the notes prior to the maturity date, other than with respect to amounts received as stated interest, if any, or received pursuant to a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on short-term notes on a straight-line basis, because the amount of interest that will be received with respect to the notes is uncertain, it is not clear how these accruals should be determined. If the amount of interest that will be received has become fixed (or the likelihood of interest not being a fixed amount has become “remote”) prior to the maturity date, it is likely that the amount of interest to be accrued will be determined based on the fixed amount. You should consult your tax adviser regarding the determination of the amount of any interest accruals on the notes.

    Sale, Exchange or Redemption of the Notes

        Upon a sale or exchange of a short-term note (including redemption of the notes on the maturity date), you should recognize gain or loss in an amount equal to the difference between the amount you receive and your adjusted basis in the note. Your adjusted basis in the note should equal the sum of the amount you paid to acquire the note and interest that you have previously included in income but not received, if any.

        The amount of any resulting loss will be treated as a capital loss, and may be subject to special reporting requirements if the loss exceeds certain thresholds. In the case of a gain resulting from redemption on the maturity date, the gain should be treated as ordinary interest income. It is not clear, however, whether or to what extent gain from a sale or exchange prior to the maturity date should be treated as capital gain or ordinary interest income. If the amount of interest to be received on the maturity date has become fixed (or the likelihood of the amount not being a fixed amount has become “remote”) prior to a sale or exchange, it is likely that the portion of gain on the sale or exchange that should be treated as accrued interest (and, therefore, taxed as ordinary interest income) will be determined based on the fixed amount. You should consult your tax adviser regarding the proper treatment of any gain or loss recognized upon a sale or exchange (including redemption on the maturity date) of a short-term note.

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    Interest on Indebtedness Incurred to Purchase the Notes

        To the extent you have not previously included interest income on short-term notes, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the notes until the maturity date or until you dispose of your notes in a taxable transaction. You should consult your tax adviser regarding the possibility of the deferral.

Notes with a Term of More than One Year

        Unless otherwise provided in the relevant terms supplement, if the term of the notes (including either the issue date or last possible date that the notes could be outstanding, but not both) is more than one year, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, with the consequences described below. The notes will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the notes as described below.

        We are required to determine a “comparable yield” for the notes. The “comparable yield” is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the notes, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the notes. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield.

        Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of notes, and the related projected payment schedule, in the final terms supplement for these notes, which we will file with the Securities and Exchange Commission (the “SEC”).

        Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount, if any, that we will pay on the notes.

        For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the notes at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the notes (as described below).

        In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of a note for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of a note for a taxable year:

•	will first reduce the amount of interest in respect of the note that you would otherwise be required to include in income in the taxable year; and

•

to the extent of any excess will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the note exceeds the total amount of your net negative adjustments treated as ordinary loss on the note in prior taxable years.

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        A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the note or to reduce the amount realized on a sale, exchange or retirement of the note.

        Upon a sale, exchange or retirement of a note (including on the maturity date), you generally will recognize taxable gain or loss equal to the difference between the amount received from the sale, exchange or retirement and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the note (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments in respect of the note. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

        Special rules may apply if the contingent payment on the notes becomes fixed prior to its scheduled date of payment. For purposes of the preceding sentence, a payment will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. Generally, under these rules you would be required to account for the difference between the originally projected payment on the maturity date and the fixed payment on the maturity date (i.e., of principal, or principal plus the Minimum Return, if applicable) in a reasonable manner over the period to which the difference relates. In addition, you may be required to make adjustments to, among other things, your accrual periods and your adjusted basis in the notes. The character of any gain or loss on a sale or exchange of the notes could also be affected. You should consult your tax adviser concerning the application of these special rules.

Tax Consequences to Non-U.S. Holders

        The following discussion applies to you only if you are a “Non-U.S. Holder” of notes. You are a “Non-U.S. Holder” if you are a beneficial owner of a note for U.S. federal income tax purposes that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a nonresident alien fiduciary of a foreign estate or trust.

        You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a note.

        Payments to you on the notes, and any gain realized on a sale or exchange of the notes (including the maturity date), will be exempt from U.S. federal income tax (including withholding tax) provided generally, in the case of notes with a term of more than 183 days, that you certify on IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements, and these amounts are not effectively connected with your conduct of a U.S. trade or business.

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        Notwithstanding the preceding paragraph, if the notes have a term to maturity of 183 days or less and you do not provide a properly executed IRS Form W-8BEN, you may be subject to backup withholding, as described below, unless you provide documentation of your status as a non-U.S. person.

        If you are engaged in a trade or business in the United States and if the income or gain on the note, if any, is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be subject to regular U.S. income tax on this income or gain in the same manner as if you were a U.S. Holder, except that in lieu of the certificate described in the second preceding paragraph, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the notes, including the possible imposition of a branch profits tax if you are a corporation.

        If you are an individual, your notes will not be included in your estate for U.S. federal estate tax purposes, provided that interest on the notes is not then effectively connected with your conduct of a U.S. trade or business.

Backup Withholding and Information Reporting

        Interest (including OID) accrued or paid on the notes and the proceeds received from a sale, exchange or other disposition (including on the maturity date) of the notes will be subject to information reporting if you are not an “exempt recipient” (such as a domestic corporation) and may also be subject to backup withholding at the rates specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. Holder) or meet certain other conditions. If you are a Non-U.S. Holder and you comply with the identification procedures described in the preceding section, you will generally establish an exemption from backup withholding.

        Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

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UNDERWRITING

        Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities Inc. (“JPMSI”) as agent, and certain other agents that may be party to the Master Agency Agreement from time to time (each an “Agent,” and collectively with JPMSI, the “Agents”), as amended or supplemented from time to time, each Agent participating in an offering of notes, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of notes set forth on the cover page of the relevant terms supplement. Each such Agent proposes initially to offer the notes directly to the public at the public offering price set forth on the cover page of the relevant terms supplement. JPMSI will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement. After the initial offering of the notes, the Agents may vary the offering price and other selling terms from time to time.

        We own, directly or indirectly, all of the outstanding equity securities of JPMSI. The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a Financial Industry Regulatory Authority member firm’s underwriting of securities of an affiliate. In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

        JPMSI or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

        In order to facilitate the offering of the notes, JPMSI may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMSI may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMSI must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMSI is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMSI may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMSI is not required to engage in these activities, and may end any of these activities at any time.

        No action has been or will be taken by us, JPMSI or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 49-III or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 49-III or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

        Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

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        Argentina

        The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

        The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)

the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)

the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

        The Bahamas

        The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

        The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

        Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

        Bermuda

        This product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

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        Brazil

        The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” –the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

        British Virgin Islands

        The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

        Cayman Islands

        This product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

        Chile

        None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

        None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

        The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)

to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)

to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

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(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)

to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

        Colombia

        The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores)kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

        Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

        If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

        Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

        El Salvador

        The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

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        Hong Kong

        The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

        Jersey

        Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

        Mexico

        The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

        The Netherlands

        An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

        1. Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

        2. Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

        3. Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

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        4. Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

        5. Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

        provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

        6. Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

        7. Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

        8. Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

        9. Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

        For the purposes of this provision, the expression:

(a)

an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

        Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

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        Panama

        The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

        Peru

        The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law – “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 – Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

        Singapore

        Neither this product supplement no. 49-III nor the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 49-III, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Switzerland

        The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

        We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 49-III and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

        The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

        Uruguay

        The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

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        Venezuela

        The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

        Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

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BENEFIT PLAN INVESTOR CONSIDERATIONS

        A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

        Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(l7) provides a limited exemption for the purchase and sale of the notes and the related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

        Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes is not prohibited. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase of the notes that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

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        Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief.

        Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any Plan or plan subject to Similar Laws is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

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